UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2010
ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	1-34354	N/A

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2, rue Jean Bertholet Luxembourg	L-1233

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: +352 24 69 79 00
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(c)    Appointment of Chief Operating Officers
     Effective April 9, 2010, Mark J. Hynes was promoted to the position of Chief Operating Officer of Technology Products of Altisource Portfolio Solutions S.A. (the “Company”). Mr. Hynes, age 40, has served as the Vice President of Spend Management of the Company since January, 2010. Before joining the Company, Mr. Hynes served as President of Digi-Net Technologies, Inc. from 2004 to 2009. From 1998 until 2004, Mr. Hynes served as a Founder and Chief Operating Officer of Xevo, Inc. Mr. Hynes began his career as a consultant for Bain & Company. Mr. Hynes holds a Bachelor of Business Administration from James Madison University and a Masters of Business Administration from Harvard University.
     Also effective April 9, 2010, Shekar Sivasubramanian was appointed to the position of Chief Operating Officer of Mortgage Services for the Company. Previously, Mr. Sivasubramanian served as the President of Mortgage Services and Technology Products of the Company since November 2008. He served as Senior Vice President and Chief Information Officer of Ocwen Financial Corporation from 2002 through November 2008. Prior to joining Ocwen Financial Corporation in June 2002, he was Chief Operating Officer of Mascot Systems. Mr. Sivasubramanian holds a Bachelor of Technology from the Indian Institute of Technology and a Masters of Business Administration in Finance from the Bloch School of Business.
     Each of Mr. Hynes and Mr. Sivasubramanian will receive other benefits consistent with, and be eligible to participate in the incentive plans available to, executive officers of the Company, as described further in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 8, 2010. Mr. Hynes and Mr. Sivasubramanian have each previously entered into the standard intellectual property and nondisclosure agreement with the Company that all employees are of the Companies are required to enter into, which requires each of them to hold all “confidential information” in trust for the Company and prohibits each of them from using or disclosing such confidential information except as necessary in the regular course of the Company’ business. Other than these restrictive covenants, the Company has not entered into any employment agreement with Mr. Hynes or Mr. Sivasubramanian. There are no relationships or related transactions between the Company and Mr. Hynes or Mr. Sivasubramanian that would be required to be reported under Item 404(a) of Regulation S-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALTISOURCE PORTFOLIO SOLUTIONS S.A. (Registrant)
By:	/s/ ROBERT D. STILES
Robert D. Stiles
Chief Financial Officer Date: April 14, 2010